EXHIBIT 10 (ff)

                                QUAKER CHEMICAL CORPORATION
                                 DEFERRED COMPENSATION PLAN

         The purpose of the Quaker Chemical Corporation Deferred Compensation Plan (the "Plan") is to provide certain key management employees of Quaker Chemical Corporation, and its subsidiary companies (Quaker Chemical Corporation and such subsidiaries are collectively hereinafter referred to as the "Company") with the opportunity to defer a portion of the compensation otherwise payable to them as employees of the Company in accordance with the provisions of the Plan, as hereinafter set forth. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
 ARTICLE 1 DEFINITIONS AND CONSTRUCTION ..................................  2
 ARTICLE 2 PARTICIPATION .................................................  5
 ARTICLE 3 BENEFITS ......................................................  6
 ARTICLE 4 DISTRIBUTIONS TO PARTICIPANTS .................................  7
 ARTICLE 5 FUNDING ....................................................... 10
 ARTICLE 6 AMENDMENTS AND TERMINATION .................................... 10
 ARTICLE 7 ADMINISTRATION ................................................ 11
 ARTICLE 8 MISCELLANEOUS ................................................. 12

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                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

                   Section 1.1 Definitions. Whenever used in this Plan:

                   (a) "Beneficiary" means any individual or entity designated by a Participant pursuant to Section 4.3 to receive death benefits described in
 Section 4.3 subsequent to the Participant's death.

                   (b) "Board" or "Board of Directors" or "Directors" means the Board of Directors or other governing body of Quaker Chemical Corporation, a Pennsylvania corporation.

                  (c) "Change in Control" means and shall be deemed to have occurred if: (i) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than (1) the Company and/or its wholly subsidiaries; (2) any ESOP or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (3) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock the Company; or (4) any other Person who is as of the date of this Agreement presently an executive officer of the Company or any group of Persons of which he/she voluntarily is a part) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or such lesser percentage of voting power, but not less than 15%, as the Board of Directors shall determine; provided, however, that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Benoliel family (as defined below) unless and until the beneficial ownership of all members of the Benoliel family (including any other individuals or entities who or which, together with any member or members of the Benoliel family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities; (ii) during any two-year period beginning on the date of this Agreement, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors of the Company or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board; or (iii) the Company's shareholders or the Company's Board of Directors shall approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting common shares (the "Common Shares") would be converted into



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 cash, securities, and/or other property, other than a merger of the Company in which holders of Common shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before; (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or (3) the liquidation or dissolution of the Company.

          As used in this Agreement, "members of the Benoliel Family" shall mean Peter A. Benoliel, his wife and children and their respective spouses and children, and all trusts created by or for the benefit of any of them.

                   (d) "Change in Control Event" shall mean the earlier of (i) a Change in Control or (ii) the execution and delivery by the Company of an agreement providing for a Change in Control.

                   (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature and purpose.

                  (f) "Company" means Quaker Chemical Corporation, a Pennsylvania corporation and such of its subsidiaries as designated by the Board, in its sole discretion, as participating employers of this Plan. For purposes of any forms or documents, including Compensation Deferral Election forms, that are prepared in connection with the implementation of this Plan, any reference to the Company or Quaker Chemical Corporation shall be deemed to include the reference to the subsidiaries that are designated by the Board as participating employers of this Plan.

                  (g) "Compensation" means the total amount earned or to be earned by the Participant during a Plan Year for services rendered to the Company as an Employee, including any amount earned as an incentive bonus through the annual bonus plan or the Long Term Incentive Plan, without reduction for (a) any amount of compensation which the Participant elects to contribute to any section 401(k) plan or section 125 Plan which the Company may sponsor, or
(b) any amount to be deferred under this Plan.

                   (h) "Compensation Committee" or "Committee" means the Compensation/Management Development Committee of the Board of Directors of the Company.

                  (i) "Compensation Deferral" means the amount or amounts of a Participant's Compensation deferred under the provisions of Article 3.

                  (j) "Deferral Election" means the irrevocable written election a Participant makes to defer receipt of a portion of Compensation otherwise payable by the Company to the Participant for the Plan Year to which the Deferral Election relates.



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                  (k) "Deferral Period" means the time and manner in which a
Participant's Deferred Compensation Benefit will be distributed.

                   (1) "Deferred Compensation Account" means, with respect to a Participant, the account, including any subaccount, established on the books of account of the Company, pursuant to Section 3.2, to record the Participant's interest in the Plan.

                   (m) "Deferred Compensation Benefit" means with respect to each Deferral Period the deferrals and any earnings thereon credited to the Participant's Deferred Compensation Account.

                   (n) "Disabled or Disability" means (1) if the Company then has in effect a disability plan covering managers generally, including the Participant, the definition of "total disability" set forth in such plan, or
 (2) if no such plan or coverage is in effect, a physical or mental disability which, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant's legal representative.

                   (o) "Effective Date" means the effective date of the Plan, as amended and restated herein, which is July 1, 1997.

                  (p) "Eligible Employee" means the Chief Executive Officer of the Company, and any other key management employee as designated by the Chief Executive Officer. A list of eligible employees as of the Effective Date is listed in Appendix A. Once designated as an Eligible Employee, an individual shall remain an Eligible Employee while an Employee, regardless of any changes in the terms of his employment with the Company.

                  (q) "Employee" means any individual employed by the Company on a regular full-time salaried basis (determined in accordance with the personnel policies and practices of the Company) or who is an officer of the Company.

                  (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (s) "Notice of Deferral Agreement" means the written instrument submitted to the Plan Administrator by which an Eligible Employee elects to participate in the Plan and to defer Compensation to his Deferred Compensation Account.

                  (t) "Participant" means any Eligible Employee who makes a Compensation Deferral Election pursuant to Section 3.1.

                  (u) "Plan" means the Quaker Chemical Corporation Deferred Compensation Plan, as the same may be amended from time to time.



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                   (v) "Plan Administrator" means the Chief Executive Officer of the Company, or such person or sub-committee as the Chief Executive Officer may appoint. Day-today administration shall be the responsibility of the Company's Vice President, Human Resources, except as the Chief Executive Officer may otherwise direct. Decisions under the Plan relating directly to the Chief Executive Officer shall be made by the Compensation Committee.

                  (w) "Plan Year" means the 12 month period beginning on each January 1 and ending on the following December 31.

                   (x) "Separation from Service" means, for any Participant, his termination of employment, due to reasons other than death, including Disability or any absence that causes him to cease to be an Employee of the Company.

                  (y) "Service" means the service as an Employee of the Company or as an Officer of the Company.

                  (z) "Vesting or Vested" means the Participant's ownership rights to the amounts accrued, including earnings, in the Participant's Deferred Compensation Account.

          Section 1.2 Gender and Number. The masculine pronoun shall include the feminine; the singular shall include the plural; and vice versa.

                                    ARTICLE 2
                                  PARTICIPATION

                  Section 2.1 Eligibility to Participate. All Eligible Employees as of the Effective Date may participate in the Plan.

                  Section 2.2 Annual Election to Participate. Annually, all Eligible Employees will be offered the opportunity to participate in the Plan by making a Deferral Election. Any Eligible Employee shall become a Participant, effective as of the first day of a Plan Year, by filing a completed and fully executed written Deferral Election, in accordance with Section 3.1, with the Plan Administrator.

                   Section 2.3 New Eligible Employees. Employees who first become Eligible Employees after the Effective Date or the beginning of a Plan Year may enroll in the Plan for that Plan Year by filing a completed and fully executed Deferral Election, in accordance with Section 3.1, with the Plan Administrator as of the first day of the month next following the date on which such individual becomes an Eligible Employee.

                  Section 2.4 Termination of Participation. Once an Eligible Employee becomes a Participant, the Eligible Employee shall remain a Participant until Separation from



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 Service and thereafter until all benefits to which the Participant or the
 Participant's Beneficiary is entitled under the Plan have been paid.

                                    ARTICLE 3
                                    BENEFITS

                   Section 3.1 Participant Compensation Deferral.

                   (a) With respect to each Plan Year, each Eligible Employee may irrevocably elect in writing to defer receipt of a portion of his Compensation for the Plan Year, subject to such rules and procedures as the Plan Administrator deems appropriate. Each Participant desiring to defer Compensation under the Plan for any Plan Year shall file a written Deferral Election with the Plan Administrator on the form prescribed by the Plan Administrator for that purpose. For a deferral of base pay for a Plan Year, the Participant's Deferral Election must be received by the Company on or before December 31 of the year preceding the Plan Year to which the Deferral Election relates. For a deferral of annual bonus, the Participant's deferral election must be received by the Company by August 1 of the year preceding the year of payment. For a deferral of bonus under the Company's Long Term Incentive Plan, the Participant's deferral election must be received by the Company not less than 15 months prior to the anticipated payment date, provided, however, that a deferral election filed in 1998 shall be effective with respect to any such bonus otherwise payable in 1999. An individual who first becomes an Eligible Employee after the Effective Date may make a Deferral Election as of the first day of the month next following the date on which such individual becomes an Eligible Employee, subject to such rules as the Plan Administrator deems appropriate.

                  (b) The minimum and maximum amount of Compensation which can be deferred by a Participant who makes a Deferral Election with respect to any Plan Year shall be determined by the Plan Administrator. A Participant may make a Deferral Election for an amount less than the maximum amount, including a determination by the Participant not to make a Deferral Election with respect to a Plan Year. There is no requirement that the amount which a Participant may elect to defer for any Plan Year be the same as the amount which such Participant elected to defer for any prior Plan Year, provided further, that a Participant may commit to a minimum amount of deferrals for a multi-year period.

                  (c) For deferrals of base pay, the amount of Compensation which a Participant elects to defer for any Plan Year shall be charged in equal installments against the Participant's regularly scheduled salary payments for the year (or, in the initial year of eligibility, the balance of the year) and shall be credited to the Participant's Deferred Compensation Account in accordance with such rules as may be prescribed by the Plan Administrator.

          Section 3.2 Deferred Compensation Accounts



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                   (a) The Company shall establish and maintain on its books a separate Deferred Compensation Account for each Participant. A Participant's Deferred Compensation Account may include sub-accounts with respect to each Deferral Period. A Participant's Deferred Compensation Account shall be utilized solely for the measurement and determination of the benefit amounts to be paid to the Participant pursuant to the Plan. No funds shall be segregated in the Deferred Compensation Accounts, nor shall the Deferred Compensation Accounts constitute or be deemed to constitute an escrow or trust fund of any kind. The Deferred Compensation Accounts maintained pursuant to the Plan are for bookkeeping purposes only and the Company is under no obligation to invest such amounts.

                   (b) Each Participant's Deferred Compensation Account shall be credited with the sum of (i) the aggregate amount of Compensation which the Participant has deferred pursuant to the Participant's Deferral Election, plus
 (ii) an earnings factor with respect to the amounts described in clause (i) of this Section 3.2(b), computed as set forth in Sections 3.2(c). If the Company has elected, in its sole discretion, to purchase an insurance policy on the life of the Participant in connection with the Plan, the Participant's Account shall in any case be measured by the amount of Compensation deferred by the Participant.

                   (c) For purposes of measuring earnings of the Deferred Compensation Account, a Participant may select from various investment media selected by the Company. The Participant shall make the selection of such investment media in a manner approved by the Company which shall remain effective until a change in direction has been made by the Participant as herein provided.

                  (d) The Plan Administrator shall prescribe such rules or procedures as may be necessary or appropriate in determining the earnings factor to be credited.

                  (e) At least each calendar quarter, the Plan Administrator shall provide each Participant with a statement setting forth the Participant's Deferred Compensation Account balance.

                  Section 3.3 Vesting. A Participant shall at all times be 100% vested in the Participant's Deferred Compensation Account.

                                    ARTICLE 4
                          DISTRIBUTIONS TO PARTICIPANTS

                  Section 4.1 Election of Distribution Option.

                  (a) In each Deferral Election filed with the Plan Administrator for a Plan Year, an Eligible Employee shall elect the Deferral Period, setting forth the time and manner in which the Deferred Compensation Benefit credited to the Participant's Deferred Compensation Account for that Plan Year will be distributed.



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                   (b) A Participant's Deferred Compensation Benefit for any
 Deferral Period shall be distributed by the Company either in a (i) a lump sum;
 (ii) in equal consecutive annual installments of one to twenty years commencing on the date set forth in Section 4.2(b), as the Participant shall have elected on the Participant's Deferral Election for that Deferral Period; or (iii) in such other manner as is elected by the Participant and approved by the Plan Administrator. If paid in installments, each such installment (other than the initial payment) shall be adjusted by earnings (as determined under Section 3.2(c)), from the date on which the prior installment was paid.

                   (c) In any Plan Year prior to the Plan year in which a Participant's Deferred Compensation Benefit is scheduled to be distributed pursuant to a Participant's Deferral Election, and at least twelve (12) months prior to the date such benefits are scheduled to begin distribution, a Participant may make a election to postpone (but not accelerate) the commencement of a previously elected distribution date, or change the manner of distribution, if the Participant notifies the Plan Administrator in writing and during the Participant's employment by the Company, provided, however, that the newly elected distribution date commence no earlier than two years from the date of the Participant's election under this section 4.1(c).

                   Section 4.2 Distribution.

                   (a) The Deferred Compensation Benefit of a Participant which is payable as of the end of any Deferral Period shall equal the amount credited to the Participant's Deferred Compensation Account with respect to that Deferral Period, adjusted as set forth in Section 4.1(b) hereof.

                  (b) Payment of a Participant's Deferred Compensation Benefit shall commence on the first day of the calendar month next following thirty (30) days after the end of the Deferral Period to which the benefit relates.

         Section 4.3 Distribution Upon Death of Participant. If a Participant dies prior to the commencement of the payment of the Participant's Deferred Compensation Benefit, or before the Participant has received his entire Deferred Compensation Benefit, the unpaid Deferred Compensation Benefit shall be paid in a lump sum as soon as practicable to the Beneficiary designated by the Participant to the Company or, if the Participant failed to designate a Beneficiary, then to the beneficiary designated by the Participant under the Company's Group Life Insurance Plan or, if none, then to Participant's spouse or, if the Participant had no surviving spouse, to the Participant's estate. If the Company has elected, in its sole discretion, to purchase an insurance policy on the life of the Participant in connection with the Plan, the death benefit shall be increased in an amount communicated in writing to the Participant by the Plan Administrator when the insurance policy is purchased, and such incremental death benefit shall be payable in a lump sum.




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          Section 4.4 Distributions on Account of Financial Hardship. The Plan
 Administrator may, in its discretion, direct that a Participant be paid an amount in cash (not in excess of the balance of his or her Account) sufficient to meet a financial hardship, without penalty or forfeiture. Financial hardship is a severe financial hardship to the Participant arising from:

                            (i) a sudden and unexpected illness or accident of the Participant, his spouse, or a dependent (within the meaning of Code section 152(a)); or

                            (ii) loss of a Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant

                  (a) Notwithstanding subsection (b), a financial hardship shall not be considered to exist if the financial hardship can be relieved:

                            (i) through reimbursement by insurance or otherwise,

                            (ii) by liquidating the Participant's assets, to the extent that the liquidation of such assets would not itself cause a severe financial hardship, or

                            (iii) by ceasing or reducing deferral amounts under this Plan.

                  (b) If the Plan Administrator determines that a financial hardship exists, the maximum amount which may be distributed from such Account shall be an amount which would alleviate the financial hardship caused by the financial hardship (plus federal, state and local income taxes payable by reason of such distribution).

          Section 4.5 Distribution Upon a Change in Control. Notwithstanding anything to the contrary under the Plan, unless the Board directs otherwise in writing prior to the occurrence of a Change in Control Event, or the Participant makes a contrary election in accordance with guidelines adopted by the Board, on the first business day in January following the calendar year of the occurrence of a Change in Control, the amount credited to each Participant's Deferred Compensation Account shall immediately become distributable in cash in a single sum.

                   Section 4.6 Accelerated Distribution.

         (a) Upon the Participant's written election, the Participant may elect to withdraw all or a portion of the Participant's Deferred Compensation Account at any time prior to the time such Deferred Compensation Account otherwise becomes payable under the Plan, provided the conditions specified in Section 4.6(c), (d), and (e) are satisfied.


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          (b) Upon the Participant's written election, a Participant who is receiving installment payments under the Plan may elect to have all or a percentage of the remaining installments distributed in the form of an immediately payable lump sum, provided the condition specified in Section 4.6(c) is satisfied.

          (c) In the event of a withdrawal pursuant to Section 4.6(a), or an accelerated distribution pursuant to Section 4.6(b), the Participant shall forfeit from his Deferred Compensation Account an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the Deferred Compensation Account prior to giving effect to the requested withdrawal or acceleration. The Participant shall not have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant, the Participant's Beneficiary or any other person with regard to the forfeited amount.

          (d) In no event shall the amount withdrawn in accordance with Section 4.6(a) be less than 25% of the amount credited to the Participant's Deferred Compensation Account immediately prior to the withdrawal.

          (e) In the event of a withdrawal pursuant to Section 4.6(a), a Participant who is otherwise eligible to make deferrals under the Plan shall be prohibited from making any deferrals with respect to the Plan Year immediately following the Plan Year during which the withdrawal was made, and any election previously made by the Participant with respect to deferrals for the Plan Year of the withdrawal shall be void and of no effect with respect to subsequent deferrals for such Plan Year.

                                    ARTICLE 5
                                     FUNDING

                  The Plan is intended to constitute an "unfunded" plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company and no segregation of any assets whatsoever for such benefits shall be made. The obligation of the Company hereunder shall constitute a general, unsecured obligation, payable solely out of general assets, and no Participant or Beneficiary shall have any right to any specific assets of the Company.

                                    ARTICLE 6
                           AMENDMENTS AND TERMINATION

                  Section 6.1 Authority to Amend. The Committee may amend or modify this Plan in any manner whatsoever at any time or from time-to-time. Notwithstanding the foregoing, no amendment or modification of the Plan shall operate to decrease the benefit amount accrued on behalf of a Participant on the effective date of the amendment or modification without the written consent of the Participant.


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                   Section 6.2 Right to Terminate. The Company reserves the
 right to terminate this Plan at any time by action of its Board of Directors; provided, however, that termination of the Plan shall not operate to decrease the Account of a Participant under the Plan. Notwithstanding the foregoing, if the Plan is terminated, the Company shall commence the payment of all unpaid Deferred Compensation Accounts within ninety (90) days after the date on which the Plan is terminated and, in the sole discretion of the Board of Directors, said Deferred Compensation Accounts may be paid in a lump sum.

                                    ARTICLE 7
                                 ADMINISTRATION

                  Section 7.1 Administration. The Administrator of this Plan shall be the Chief Executive Officer of the Company or such person or sub-committee as the Chief Executive Officer may appoint. The Chief Executive Officer or his designee shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof. Any decision or interpretation of any provision of the Plan adopted by the Chief Executive Officer or his designee shall be final and conclusive. Neither the Chief Executive Officer, nor any Participant who is also a member of any sub-committee appointed by the Chief Executive Officer to administer the Plan, shall participate in any decision involving any request made by him or relating in any way solely to his rights, duties and obligations as a Participant under the Plan, which shall be resolved by the remaining members of the sub-committee, or, in the case of the Chief Executive Officer, by the Compensation Committee.

                  Section 7.2 Claims Procedure.

                  (a) The Company will advise each Participant and Beneficiary of any benefits to which he is entitled under the Plan. If any person believes that the Company failed to advise him of any benefit to which he is entitled, he may file a written claim with the Plan Administrator. The claim shall be reviewed, and a response provided, within a reasonable time after receiving the claim. Any claimant who is denied a claim for benefits shall be provided with written notice setting forth:

                           (i) the specific reasons or reasons for the denial;

                           (ii) specific reference to pertinent Plan provisions on which denial is based;

                           (iii) a description of any additional material or information necessary for the claimant to perfect the claim; and

                           (iv) an explanation of the claim review procedure set forth in paragraph (b), below.


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                   (b) Within 60 days of receipt by a claimant of a notice
 denying a claim under the Plan under paragraph (a), the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan Administrator's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Plan Administrator deems one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                    ARTICLE 8
                                  MISCELLANEOUS

                  Section 8.1 No Compensation for Other Benefits. The amount of Compensation which a Participant elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of the Participant's benefits or contributions under a pension plan or other retirement plan qualified under Section 401 (a) of the Code, but unless otherwise prohibited by law, such amount shall be taken into account for purposes of determining the amount of life insurance or disability insurance benefits payable under any life or disability insurance plan established or maintained by the Company, or the amount of any other benefit payments payable under any other plan established or maintained by the Company, except as otherwise specifically provided in such plan.

                  Section 8.2 Limitation of Participant's Right. Nothing in this Plan shall be construed as conferring upon any Participant the right to be retained in the Company's service or employ or the right to receive any benefits not specifically provided by the Plan. A Participant shall not have any interest in the Compensation deferred or interest or earnings credited to his Deferred Compensation Account until such account is distributed in accordance with the Plan. All Compensation or other amounts held for the account of a Participant under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the Company, the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way, and the Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

                  Section 8.3 No Right to Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the




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Participant, and the Participant (and his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service or employ of the Company or to interfere with the right of the Company to discharge a Participant from employment at any time.

                  Section 8.4 Nonalienation. The rights of a Participant to the payment of Deferred Compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his Deferred Compensation Account. No Deferred Compensation Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant, except as otherwise required by law.

                  Section 8.5 Governing Law. Except to the extent superseded by federal law, the laws of the Commonwealth of Pennsylvania shall be controlling in all matters relating to the Plan, including construction and performance hereof.

                  Section 8.6 Withholding. To the extent required by law in effect at the time Deferred Compensation Benefit payments are to be made, the Company shall withhold from any benefits paid under this Plan all taxes or other amounts required to be withheld from such payments by any government or taxing authority. The Company shall also withhold all amounts required to be withheld currently from the Compensation which a Participant elects to defer hereunder.

                  Section 8.7 Captions and Headings. The captions and headings of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

                  Section 8.8 Payments to Representatives. Any amounts payable hereunder to any Participant or Beneficiary who is under a legal disability or who, in the judgment of the Board, is unable to properly manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Board of Directors may select, and any such payment shall be deemed to be payment for such person's account and shall be deemed a complete discharge of all liability of the Company with respect to the amount so paid.

                  Section 8.9 Administration Expenses. All expenses of administering the Plan shall be borne by the Company, and no part thereof shall be charged against any Participant's Deferred Compensation Account or any amounts distributable hereunder.



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


                  Section 8.10 Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

                  Section 8.11 Disclaimer of Liability. No member of the Board of Directors of the Company and no officer, employee, or agent of the Company, shall have any liability to any Participant, Beneficiary, or other person, firm, or corporation based on or arising out of the Plan, except in the case of gross negligence or fraud.

                  Section 8.12 Lost Payees. Any benefit payable under the Plan shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

                  IN WITNESS WHEREOF, the Company has caused this Plan to be
executed in its name and behalf this 17th day of December   , 1999.

                                              QUAKER CHEMICAL CORPORATION

                                              By: /s/ Ronald J. Naples
                                                 ---------------------------
                                                     Ronald J. Naples


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

                                   APPENDIX A
                               Eligible Employees



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